UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  September 27, 2005
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                         COACTIVE MARKETING GROUP, INC.
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             (Exact name of registrant as specified in its charter)


          Delaware                    0-20394                 06-1340408
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(State or other jurisdiction        (Commission            (I.R.S. Employer
      of incorporation)             File Number)        Identification Number)


                   75 Ninth Avenue, New York, New York   10011
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               (Address of principal executive office) (Zip Code)


     Registrant's telephone number, including area code: (516) 622-2800
                                                        ----------------


         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))
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Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related
            Audit Report or Completed Interim Review.

            On September 26, 2005, the Audit Committee of the Board of Directors of CoActive Marketing Group, Inc. (the "Company") concluded, on the recommendation of the Company's management, and with the concurrence of the Company's independent registered public accounting firm, that the Company's audited financial statements for the fiscal year ended March 31, 2005 and unaudited financial statements for the quarterly period ended December 31, 2004 are required to be restated due to accounting errors in those periods.

            The restatement primarily results from erroneously recording approximately $350,000 of revenues during the quarter ended December 31, 2004 with respect to a customer contract under which the Company had been paid but not yet rendered the services that would entitle it to recognize such revenues in accordance with generally accepted accounting principles. Because of the restatement, the Company's previously issued financial statements which are included in its Annual Report on Form 10-K for the year ended March 31, 2005 and Quarterly Report on Form 10-Q for the quarter ended December 31, 2004 should no longer be relied upon.

            The Company expects that as a result of the restatement, net income for the quarter ended December 31, 2004 will be reduced by approximately $210,000 (or $.03 per share), from $658,000 ($.10 per share) to $448,000 ($.07 per share), and that net income for the fiscal year ended March 31, 2005 will be similarly reduced from $1,361,000 ($.21 per share) to $1,151,000 ($.18 per share). The restatement will also increase the Company's deferred revenues reflected on its December 31, 2004 and March 31, 2005 balance sheets. The Company's cash, cash flows and liquidity will not be affected by the restatement.

            After reviewing the circumstances leading up to the restatement, management believes that the errors were inadvertent and unintentional. In addition, following the discovery of these errors, the Company has implemented procedures intended to strengthen its internal control processes and prevent a recurrence of future errors of this nature.

            The Company's management and Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company's independent registered public accounting firm, BDO Seidman, LLP.

            The Company intends to file amended Forms 10-Q and 10-K to include restated financial statements as soon as practicable.

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

                                   SIGNATURES
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            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 28, 2005

                                       COACTIVE MARKETING GROUP, INC.

                                       By: /s/ DONALD A. BERNARD
                                           -------------------------------------
                                           Donald A. Bernard,
                                           Executive Vice President and Chief
                                           Financial Officer



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